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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANTS


NEXTLINK Communications, L.L.C.                    Jurisdiction of Organization
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   NEXTLINK Capital, Inc.                                   Washington

   NEXTLINK Tennessee, L.L.C.                               Washington

   NEXTLINK Washington, L.L.C.                              Washington

   NEXTLINK Solutions, L.L.C.                               Washington

   NEXTLINK Interactive, L.L.C.                             Washington

   NEXTLINK Pennsylvania, L.P.                              Washington
    d/b/a Penns Light Communications

   NEXTLINK Utah, L.L.C.                                    Washington

   NEXTLINK Ohio, L.L.C.                                    Washington

   NEXTLINK Management Services, L.L.C.                     Washington


NEXTLINK Capital, INC.
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   None